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EXHIBIT 3.1


                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                         OF FUJI ELECTROCELL CORPORATION
                     (Formerly CONTROLLED COMBUSTION CORP.)


         We, the undersigned having associated ourselves together for the purpose of forming a corporation under the general corporation law (Chapter 78 of the Nevada revised Statutes) of the State of Nevada, do hereby certify:


                                    ARTICLE I
                                      NAME

         The name of the Corporation is FUJI ELECTROCELL CORPORATION.


                                   ARTICLE II
                                    DURATION

         The duration of the Corporation shall be perpetual.


                                   ARTICLE III
                               PURPOSES AND POWERS

         The Corporation is organized and authorized to pursue any lawful purpose or purposes including, but not limited to designing, developing and building a pyrolytic plant and licensing the technological developments of U.S. Patent Number 3,838,015.

         The Corporation shall further have all powers granted corporations under the laws of the State of Nevada.


                                   ARTICLE IV
                                AUTHORIZED SHARES

         The authorized structure of the Corporation is Fifty Thousand Dollars ($50,000.00) divided into Fifty Million (50,000,000) shares of common non-assessable stock, the par value of One Mil ($0.001) each and Twenty Million (20,000,000) shares of Preferred Stock having a par value of One Cent ($0.01) each. The issued and outstanding 27,000 shares are forward split onethousand for one (1,000 for 1) to 27,000,000 shares issued and outstanding with a par value of $0.001 per share.

         The Preferred shares authorized grant the Board of Directors of the Company with authority to divide the class of Preferred shares into series, fix and determine the preference and relative rights of the shares of any such series established to the full extent permitted by the laws of the State of Nevada and the Articles of Incorporation in respect of, among other things, (a) the number of Preferred shares to constitute such series and the distinctive designations thereof, (b) the rate and preference of dividends, if any, the time of payment of dividends whether dividends are cumulative and the date from which any dividend shall accrue, (c) whether Preferred shares may be redeemed and, if so, the redemption or purchase of Preferred shares, (d) the liquidation preferences payable on Preferred shares in the event of involuntary, voluntary liquidation, (e) sinking fund or other provisions, if any for redemption or purchase of Preferred shares, (f) the terms and conditions by which Preferred shares may be converted, if the Preferred shares of any series are issued with the privilege of conversion and (g) voting rights, if any.

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                                    ARTICLE V
                                PREEMPTIVE RIGHTS

         No shareholder of the Corporation shall have any pre-emptive or other rights to purchase, subscribe for, or take all or part of any shares or all or part of any notes, debentures, bonds or securities convertible into or carrying options for warrants to purchase shares of the Corporation issued, optioned or sold by it after its incorporation. Such shares may be sold or disposed of by the Corporation pursuant to resolution of its Board of Directors to such persons and upon such terms as may, to such Board of Directors, seem proper without first offering such shares or securities or any part thereof to existing shareholders.


                                   ARTICLE VI
                                VOTING OF SHARES

         Each outstanding share of the common stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders, each shareholder being entitled to vote his shares in person or by proxy executed in writing by such shareholder or by his duly authorized attorney-in-fact. At each election of directors, each shareholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, but the shareholder shall have no right whatsoever to accumulate his votes with regard to such election.


                                   ARTICLE VII
                                OFFICE AND AGENT

         (a) The address of the Corporation's principal office or place of business is to be located at 1 East First Street, Reno, Washoe County, Nevada, 89501.

         (b) The name of the Corporation's initial registered agent at such address is The Corporation Trust Company.


                                  ARTICLE VIII
                               BOARD OF DIRECTORS

         The management of the affairs, property and interests of the Corporation shall be vested in a Board of Directors.

         (a) The number of directors constituting the initial board shall be three (3) in number, provided, however, that the number of directors may be changed from time to time-by a provision of the By-laws, but in no event shall the number of directors be less than three (3) nor more than ten (10).

         (b) The following shall be the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders, or until their successors shall be elected and qualified:

           Albert J. Buchbinder         1586 Howard Access Road
                                        Upland, California 91786

           David Wooldridge             11301 Dannen Drive
                                        Santa Ana, California 92705

           John E. Worthen              P.O. Box 151178
                                        Salt Lake City, Utah 84115-1178

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                                   ARTICLE IX
                               INTERNAL MANAGEMENT

         MEETINGS. Meetings of the shareholders of the Corporation may be held at such place within or without the State of Nevada, as may be provided in the By-laws. The meetings of the Board of Directors of the Corporation, regular or special, may be held either within or without the State of Nevada.

         BY-LAWS. By-laws of the Corporation shall be adopted by its Board of Directors. The By-laws may be altered, amended or repealed from time to time by a majority vote of the Board of Directors. The By-laws may contain any provision for the regulation and management of the affairs of the Corporation not inconsistent with the laws of the State of Nevada or these Articles of Incorporation.


                                    ARTICLE X
                                  INCORPORATORS

         The name and address of each incorporator is as follows:

           Ronald L. Poulton            #9' Exchange Place, Suite 520
                                        Salt Lake City, Utah 84111-2773

           Theodore E. Kanell           770 Centennial Drive
                                        North Salt Lake, Utah 84054

           Paul R. Lovell               161 South 150 East
                                        North Salt Lake, Utah 84054


                                   ARTICLE XI
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Corporation shall indemnify any and all persons who may serve at any time as directors or officers or who at the request of the Board of Directors of the Corporation may serve or at any time have served as directors or officers of another corporation in which the Corporation at such time owned or may own shares of stock or of which it was or may be a creditor., and their respective heirs, administrators, successors, and assignees against any and all expenses, including amounts paid upon judgments, counsel fees and amounts paid in settlement (before or after suit is Commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers or a director or officer of the Corporation, or such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in any action, suit or proceeding to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, By-law, agreement, vote of shareholders or otherwise.

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                                   ARTICLE XII
                                    CONTRACTS

         No contract or transaction entered into by the Corporation shall be affected by the fact that any director, officer, employee or shareholder of the Corporation may in any way be interested in or connected with any party to such contract or transaction, provided that this interest be first disclosed or have been known to the Board of Directors or by a majority of such members thereof and that the contract or transaction be approved by a majority of the directors or shareholders present at the meeting where such contract or transaction is authorized or confirmed; nor shall any director or shareholder be incapacitated from having his vote be counted in determining the existence of the quorum at any meeting of the Board of Directors or shareholders which shall authorize any such contract or transaction and any interested director or shareholder may vote thereat to authorize any such contract or transaction.